Salarius Pharmaceuticals Announces Adjournment of Annual Meeting, Information for Reconvened Annual Meeting

HOUSTON, December 19, 2025 – Salarius Pharmaceuticals, Inc. (Nasdaq: SLRX) (“Salarius” or the “Company”) today announced that its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for and convened on December 19, 2025 has been adjourned for the purpose of soliciting additional votes with respect to the proposals described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2025.

The required quorum for the transaction of business at the Annual Meeting is 34% of the outstanding shares entitled to vote. There was less than the required voting power represented in person or by proxy at the meeting. The Annual Meeting will be reconvened on December 31, 2025 at 10.00 a.m. Central Time and will continue to be held virtually via live webcast at www.virtualshareholdermeeting.com/SLRX2025.

The record date for determination of stockholders entitled to vote at the reconvened Annual Meeting remains the close of business on October 24, 2025. At the time the Annual Meeting was adjourned, proxies had been submitted by stockholders representing approximately 30% of the shares of the Company's common stock issued and outstanding as of the record date.

Stockholders as of close of business on October 24, 2025, the record date for the Annual Meeting, are encouraged to vote as soon as possible via the Internet at www.proxyvote.com or by phone at 1-800-690-6903 (have proxy card available). Eligible stockholders may also vote by contacting the Company’s proxy solicitor, Alliance Advisors, at SLRX@allianceadvisors.com.

Important Information

This material may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened and held December 31, 2025. In connection with the Annual Meeting, the Company filed a definitive proxy statement and a proxy card with the SEC on November 7, 2025. BEFORE MAKING ANY VOTING DECISIONS, STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARD, AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The proxy materials have been made available to stockholders who are entitled to vote at the Annual Meeting. The Company's definitive proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC's website at sec.gov or the Company's website https://investors.salariuspharma.com/sec-filings.

Participant Information

The Company, its directors, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Annual

Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the definitive proxy statement filed with the SEC on November 7, 2025, including in the section titled “Security Ownership of Certain Beneficial Owners and Management” (beginning on page 32). To the extent the holdings by the “participants” in the solicitation reported in the definitive proxy statement have changed, such changes have been or will be reflected on “Statements of Change in Ownership” on Forms 3, 4 or 5 filed with the SEC (where applicable). All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.

About Decoy Therapeutics Inc.

Salarius’ subsidiary Decoy is a preclinical-stage biotechnology company that is leveraging ML and AI tools alongside high-speed synthesis techniques to rapidly design, engineer and manufacture peptide conjugate drug candidates that target serious unmet medical needs. The Company’s initial pipeline is focused on respiratory viruses and GI cancers. Decoy has attracted financing from institutional investors as well as significant capital from the Massachusetts Life Sciences Seed Fund, the Google AI startup program and the NVIDIA Inception program among other sources. The company has also received QuickFire Challenge award funding provided by the BARDA through BLUE KNIGHT™, a collaboration between Johnson & Johnson Innovation – JLABS and BARDA within the Administration for Strategic Preparedness and Response.

About Salarius Pharmaceuticals, Inc.

Salarius is a clinical-stage biopharmaceutical company with two drug candidates for patients with cancer in need of new treatment options. Salarius’ product portfolio includes seclidemstat, the company’s lead candidate, which is being studied in an investigator-initiated Phase 1/2 clinical study in hematologic cancers underway at MD Anderson Cancer Center as a potential treatment for myelodysplastic syndrome (MDS) and chronic myelomonocytic leukemia (CMML) in patients with limited treatment options. SP-3164, the company’s IND-stage second asset, is an oral small molecule protein degrader. Salarius previously received financial support for seclidemstat for the treatment of Ewing sarcoma from the National Pediatric Cancer Foundation and was a recipient of a Product Development Award from the Cancer Prevention and Research Institute of Texas. For more information, please visit www.salariuspharma.com.

Contact:
Salarius Pharmaceuticals
Rick Pierce, CEO
Pierce@decoytx.com
617-447-8299

Business Development
Peter Marschel, CBO
Peter@Decoytx.com
617-943-6305

Investors and Media
Alliance Advisors IR
Jody Cain
jcain@allianceadvisors.com
310-691-7100

# # #